U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K



     Pursuant To Section 13 Or 15 (d) of the Securities Exchange Act Of 1934


Date of Report (Date of earliest event reported):    December 31, 1997


                               CROWELL & CO., INC.
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             (Exact name of registrant as specified in its charter)



             Georgia                        0-7765             58-1021933
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  (State or other jurisdiction of         (Commission       (I.R.S. Employer
          incorporation)                  File Number)     Identification No.)


610 Industrial Park Boulevard, Evans, GA                               30809
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(Address of Principal executive offices)                             (Zip Code)


Registrant's telephone number including area code:  (706) 855-1099
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                               CROWELL & CO., INC.

                                      INDEX

                                                                            PAGE

ITEM 2  Acquisition or Disposition of Assets...............................   3

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                               CROWELL & CO., INC.

                  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS


On December 31, 1997, Crowell & Co., Inc. ("Crowell"), sold the real estate and business operation known as Petersburg Racquet Club ("PRC") to Craig S. Jones, an individual. No material relationship existed between Mr. Jones and Crowell before the sale.

The purchase price of PRC was approximately $818,000. This amount was received in the form of approximately $100,000 in cash, the assumption of a mortgage loan on PRC in the amount of approximately $576,000, the execution of a note secured by a second mortgage on PRC in favor of Crowell in the amount of approximately $129,000, the execution of a note in favor of Crowell in the amount of approximately $7,000 and the obligation to pay Crowell the accounts receivable of PRC at December 31, 1997, which are approximately $6,000, as they are received.

The net book value of PRC at the time of the sale was approximately $643,000.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                         Crowell & Co., Inc.

DATE  January 8, 1998                    /s/ Mark L. Gilliam
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                                         Mark L. Gilliam as Vice President on
                                         Behalf of the registrant and as Chief
                                         Financial Officer